UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025 (August 29, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On September 1, 2025, CleanCore Solutions, Inc. (the “Company”) entered into a securities purchase agreement (the “Cash Purchase Agreement”) with certain purchasers (the “Cash Purchasers”), pursuant to which the Company agreed to issue and sell to the Cash Purchasers pre-funded warrants to purchase an aggregate of 148,650,530 shares of class B common stock (the “Cash Pre-Funded Warrants”) for aggregate gross proceeds of $148,650,530 (the “Cash Offering”). In the Cash Offering, the Cash Purchasers tendered U.S. dollars to the Company as consideration for the Cash Pre-Funded Warrants.

On September 1, 2025, the Company also entered into a securities purchase agreement (the “Cryptocurrency Purchase Agreement,” and together with the Cash Purchase Agreement, the “Purchase Agreements”) with certain purchasers (the “Cryptocurrency Purchasers” and together with the Cash Purchasers, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Cryptocurrency Purchasers pre-funded warrants to purchase an aggregate of 26,349,890 shares of class B common stock (the “Cryptocurrency Pre-Funded Warrants,” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) for aggregate gross proceeds of $26,349,890 (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offering”). In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Dogecoin, Bitcoin, Ethereum, USDC or USDT as consideration for the Cryptocurrency Pre-Funded Warrants.

Maxim Group LLC (“Maxim”) and Curvature Securities, LLC (“Curvature”) acted as placement agents (together, the “Placement Agents”) in connection with the Offering, pursuant to the terms and conditions of a placement agency agreement, dated September 1, 2025, among the Company and the Placement Agents (the “Placement Agreement”).

On September 5, 2025, the Offering closed. Pursuant to the Placement Agreement, the Placement Agents received a cash fee equal to 6% of the aggregate gross proceeds of the Offering and reimbursement of certain out-of-pocket expenses. After deducting these and other offering expenses, the Company received net proceeds of approximately $123,687,255, of which up to $1,100,000 will be used to pay off outstanding indebtedness and $4,400,000 will be used for working capital and general corporate purposes, with the balance of the net proceeds being used to acquire Dogecoin.

The Pre-Funded Warrants have a nominal exercise price of $0.0001 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions), include a cashless exercise provision, and may be exercised at any time commencing on the date that the Company files an amendment to its articles of incorporation to increase the number of authorized shares of its class B common stock to a level sufficient to permit the issuance of all securities (including the issuance of all shares of class B common stock underlying the Warrants (as defined below)) contemplated under the Purchase Agreements (the “Authorization Amendment”) until all of the Pre-Funded Warrants are exercised in full, subject to the Exchange Cap (as defined below).

Until the Company receives stockholder approval for the issuance of all shares underlying the Pre-Funded Warrants, the Placement Agent Warrants (as defined below) and the Strategic Advisor Warrants (as defined below) (collectively, the “Warrants”), the aggregate number of shares of class B common stock that may be issued upon exercise of the Warrants may not exceed 19.99% of the number of shares of class B common stock issued and outstanding immediately prior to the signing of the Purchase Agreements, or 2,773,858 shares (“Exchange Cap”).

The Pre-Funded Warrants also contain a beneficial ownership limitation which provides that the Company will not effect any exercise, and a holder will not have the right to exercise, any portion of a Pre-Funded Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of class B common stock outstanding immediately after giving effect to the issuance of shares issuable upon such exercise, which such percentage may be increased or decreased, but not in excess of 9.99%, by the holder upon at least sixty-one (61) days’ prior notice to the Company.

The Purchase Agreements, the Placement Agreement and the Pre-Funded Warrants include customary representations, warranties and covenants. They also provide that the Company will indemnify the Purchasers, the Placement Agents, their affiliates and/or their respective directors, officers, shareholders, members, partners, employees and agents against certain liabilities against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

In addition, pursuant to the Purchase Agreements, the Company agreed that, from the date of the Purchase Agreements until thirty (30) days after the Effective Date (as defined below), neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of class B common stock or any securities convertible into or exercisable or exchangeable for, or that otherwise entitle the holder thereof to receive, class B common stock, or (ii) file any registration statement or amendment or supplement thereto, other than the Registration Statement (as defined below) or a registration statement on Form S-8 in connection with any employee benefit plan; provided, however, the Company will be permitted to enter into a sales agreement with the Placement Agents and such other sales agents as the Placement Agents may designate providing for the sale of shares of class B common stock in an “at-the-market” offering, and file any such prospectus supplement or registration statement with the Securities and Exchange Commission (the “SEC”) in connection with such sales agreement. Pursuant to the Purchase Agreements, “Effective Date” means the earliest of the date that (a) the initial Registration Statement (as defined below) registering for resale all shares issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) has been declared effective by the SEC, (b) all of the Pre-Funded Warrant Shares have been sold pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (“Rule 144”) or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement of Rule 144 and without volume or manner-of-sale restrictions, (c) following the one (1) year anniversary of the closing, or (d) all of the Pre-Funded Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions.

Pursuant to the Purchase Agreements, the Company also agreed that at any time during the period commencing from the six (6) month anniversary of the date of the Purchase Agreements and ending at such time that all of the securities issued to a Purchaser may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to that Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its securities, an amount in cash equal to $1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for that Purchaser to transfer its securities pursuant to Rule 144. In the event the Company fails to make such payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

The foregoing summary of the terms and conditions of the Purchase Agreements, the Placement Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as exhibits hereto, which are incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, the Company also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-3 (the “Registration Statement”) with the SEC within twenty (20) calendar days of the closing of the Offering (the “Filing Date”) in order to register the Pre-Funded Warrant Shares, all shares of class B common stock issuable upon exercise of the Placement Agent Warrants and the Strategic Advisor Warrants and any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Securities”), and use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than thirty (30) calendar days following the Filing Date or, in the event of a full review by SEC, ninety (90) calendar days following the Filing Date (the “Effectiveness Date”). If: (i) the Registration Statement is not filed on or prior to the Filing Date, (ii) the Company fails to file with the SEC a request for acceleration of the Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act within five (5) trading days of the date that the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective, (iv) the Registration Statement registering for resale all of the Registrable Securities, subject to the cutback limitations set forth in the Registration Rights Agreement, is not declared effective by the SEC by the Effectiveness Date, or (v) after the effective date of the Registration Statement, the Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in the Registration Statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any twelve (12) month period (any such failure or breach being referred to as an “Event”, and for the purposes of clauses (i) and (iv) above, the date on which such Event occurs, and for the purpose of clause (ii) above, the date on which such five (5) trading day period is exceeded, and for the purpose of clause (iii) above, the date which such ten (10) calendar day period is exceeded, and for the purpose of clause (v) above, the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Purchasers may have under the Registration Rights Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to $1,000 per day of such failure. If the Company fails to pay any partial liquidated damages in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The Registration Rights Agreement includes customary covenants and provides that the Company will indemnify the Purchasers, their affiliates and/or their respective directors, officers, shareholders, members, partners, employees and agents against certain liabilities.

The foregoing summary of the terms and conditions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Placement Agent Warrants

In connection with the Offering and as partial compensation for their services, on September 5, 2025, the Company issued a five-year warrant to purchase 3,150,008 shares of class B common stock to Maxim and a five-year warrant to purchase 2,100,005 shares of class B common stock to Curvature (together, the “Placement Agent Warrants”). Subject to the Exchange Cap, the Placement Agent Warrants may be exercised at any time commencing on the date that the Authorization Amendment is effective at an exercise price of $1.33 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions). The Placement Agent Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the Placement Agent Warrants or the prospectus contained therein is not available for the resale of such shares by the holder.

The Placement Agent Warrants also contain a beneficial ownership limitation which provides that the Company will not effect any exercise, and a holder will not have the right to exercise, any portion of a Placement Agent Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of class B common stock outstanding immediately after giving effect to the issuance of shares issuable upon such exercise, which such percentage may be increased or decreased, but not in excess of 9.99%, by the holder upon at least sixty-one (61) days’ prior notice to the Company.

The foregoing summary of the terms and conditions of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agent Warrants attached as exhibits hereto, which are incorporated herein by reference.

Asset Management Agreement

In connection with the Offering and use of proceeds described above, on September 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with Dogecoin Ventures, Inc., a wholly-owned subsidiary of House of Doge Inc. (the “Asset Manager”), and 21Shares US LLC (“21Shares”), pursuant to which the Company appointed the Asset Manager to provide discretionary asset management services and appointed 21Shares to provide non-discretionary recommendations to the Asset Manager with respect to the Treasury Assets. The “Treasury Assets” shall consist of (i) certain cash net proceeds of the Offering deposited in the Company’s account to be utilized for such purpose (the “Account”), (ii) cash proceeds the Company receives in connection with additional capital raises, if any, with substantially similar objectives as the Offering and (iii) additional available cash or digital assets placed in the Account, as well as all investments thereof, proceeds of, income on and additions or accretions to the same, including all assets which are or were in the Account, but which are deployed in decentralized finance or similar blockchain transactions from time to time in accordance with the investment strategy described in the Asset Management Agreement.

As compensation for their services, the Company agreed to pay the Asset Manager and 21Shares a monthly fee in arrears computed at an annual rate as follows: (i) 2% in the aggregate on amounts up to and including $1,000,000,000 in Account value, with 1.75% paid to the Asset Manager and 0.25% paid to 21Shares; (ii) 1.75% in the aggregate on amounts above $1,000,000,000 up to and including $1,500,000,000 in Account value, with 1.5% paid to the Asset Manager and 0.25% paid to 21Shares; and (iii) 1.5% in the aggregate on amounts above $1,500,000,000 in Account value, with 1.25% paid to the Asset Manager and 0.25% paid to 21Shares. Such payments may be made, in the sole discretion of the Asset Manager or 21Shares, in shares of the Company’s class B common stock, cash, or Dogecoin and shall be pro-rated for partial periods.

The Asset Management Agreement includes customary representations, warranties and covenants and provides that the Company will indemnify the Asset Manager, 21Shares, their affiliates and/or their respective directors, members, partners, shareholders, officers and employees against certain liabilities. The term of the Asset Management Agreement is for ten (10) years with respect to the Asset Manager and five (5) years with respect to 21Shares; provided, however, that with respect to 21Shares, the term may be extended upon the mutual written agreement of the Asset Manager and 21Shares. Beginning on the first (1st) anniversary of the date of the Asset Management Agreement, the Asset Management Agreement may be terminated by the Asset Manager or 21Shares for any reason upon at least ninety (90) days prior written notice to the other parties. Additionally, the Asset Management Agreement may be terminated at any time for Cause (as defined in the Asset Management Agreement) (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager and 21Shares (but only with respect to the party that committed the Cause event), (ii) by the Asset Manager or 21Shares upon at least thirty (30) days prior written notice to the Company (but only with respect to the party that is requesting the termination), or (iii) by the Asset Manager, solely with respect to 21Shares, upon at least thirty (30) days prior written notice to 21Shares.

The foregoing summary of the terms and conditions of the Asset Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Management Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Strategic Advisor Agreement and Warrants

In connection with the Offering and use of proceeds described above, on September 5, 2025, the Company also entered into a strategic advisor agreement (the “Strategic Advisor Agreement”) with the Asset Manager, pursuant to which the Company appointed the Asset Manager to provide certain advisory services relating to the integration of cryptocurrency and digital asset strategies into the Company’s business, with an emphasis on Dogecoin in both its product offerings and as part of its treasury management strategy, in exchange for (i) a five-year warrant to purchase 8,750,021 shares of class B common stock at an exercise price of $1.00 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions) and (ii) a five-year warrant to purchase 5,250,013 shares of class B common stock at an exercise price of $1.33 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions) (together, the “Strategic Advisor Warrants”). Subject to the Exchange Cap, the Strategic Advisor Warrants may be exercised at any time commencing on the date that the Authorization Amendment is effective. The Strategic Advisor Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the Strategic Advisor Warrants or the prospectus contained therein is not available for the resale of such shares by the holder.

The Strategic Advisor Warrants also contain a beneficial ownership limitation which provides that the Company will not effect any exercise, and a holder will not have the right to exercise, any portion of a Strategic Advisor Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of class B common stock outstanding immediately after giving effect to the issuance of shares issuable upon such exercise, which such percentage may be increased or decreased, but not in excess of 9.99%, by the holder upon at least sixty-one (61) days’ prior notice to the Company.

The Strategic Advisor Agreement includes customary representations, warranties and covenants and provides that the Company will indemnify the Asset Manager, its affiliates and/or its directors, officers, shareholders, members, partners, employees and agents against certain liabilities. The term of the Strategic Advisor Agreement is for five (5) years. Either party may terminate the Strategic Advisor Agreement immediately upon written notice if one of the other parties materially breaches the Strategic Advisor Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach.

The foregoing summary of the terms and conditions of the Strategic Advisor Agreement and the Strategic Advisor Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as exhibits hereto, which are incorporated herein by reference.

Option Agreement

On September 5, 2025, the Company also entered into an option agreement (the “Option Agreement”) with Clayton Adams, the Company’s Chief Executive Officer, pursuant to which the Company granted Mr. Adams an irrevocable option to elect, in his sole discretion, at any time commencing on the date that is one hundred eighty (180) days after the closing of the Offering and ending on the third (3rd) anniversary of such date, to either (i) direct the Company to consummate a spin-off of the Company’s business and operations as conducted immediately prior to the closing of the Offering, excluding any digital asset treasury business or other business lines commenced after such date, and including all assets, liabilities and employees primarily related thereto (the “Legacy Business”), or (ii) acquire, or cause one or more entities designated by Mr. Adams to acquire, the Legacy Business at a price proposed by Mr. Adams that he believes falls within a range that is considered fair, from a financial point of view, for the Legacy Business and that is confirmed as fair from a financial point of view by a fairness opinion (the “Option Price”). The Option Price will assume that the Legacy Business will have at least $500,000 in unrestricted cash and cash equivalents at the time of such spin-off or acquisition, and if the unrestricted cash and cash equivalents of the Legacy Business are less than such amount, the Option Price shall be reduced, dollar for dollar, by the amount of such shortfall.

The Option Agreement includes customary representations, warranties and covenants, including covenants relating to the operation of the Legacy Business.

The foregoing summary of the terms and conditions of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 29, 2025, Brent Cox resigned from the Board of Directors of the Company (the “Board”). Mr. Cox’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Appointment of Directors

On September 5, 2025, upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed Alexander Benjamin Spiro and Tim Stebbing to the Board to fill an existing vacancy and the vacancy created by Mr. Cox’s resignation. Messrs. Spiro and Stebbing were also appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and Mr. Spiro was appointed to serve as Chairman of the Board. The Board determined that Messrs. Spiro and Stebbing are independent within the meaning of the rules of NYSE American LLC. Below is certain biographical information regarding the newly appointed directors.

Mr. Spiro is a well-known litigator and has served as a Partner at Quinn Emanuel Urquhart & Sullivan, LLP at its New York office since 2017. He serves as Co-Chair of the Investigations, Government Enforcement & White Collar Defense Practice. He was previously a Trial Attorney at Brafman & Associates, P.C. and a Prosecutor with the New York County District Attorney’s Office. Mr. Spiro is a graduate of Harvard Law School.

Mr. Stebbing is has served as the Chief Technology Officer of House of Doge since March 2025. He is also on the board of the Dogecoin Foundation, serving as Director of Product since 2021 to spear-head the development of a broader Dogecoin ecosystem, and to increase its adoption as a global means of exchange. Prior to that, he served as Chief Technology Officer at Ynomia Pty Ltd, a construction technology company.

Messrs. Spiro and Stebbing were appointed until their successors are duly elected and qualified. Messrs. Spiro and Stebbing were designated by the Company’s stockholder House of Doge Inc. (“HoD”) and appointed pursuant to the terms of the Purchase Agreements, which provide that, for so long as HoD continues to hold any shares of the Company’s class B common stock, in the event that either director, or such director’s successor, resigns, is removed, dies, or becomes disabled, HoD shall have the right to designate one or more replacement directors reasonably acceptable to the Board. There has been no transaction, nor is there any currently proposed transaction, between Mr. Spiro or Mr. Stebbing on the one hand, and the Company on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

On September 5, 2025, the Company entered into an independent director agreement with Mr. Spiro (the “Spiro Director Agreement”), pursuant to which the Company agreed to grant to Mr. Spiro (i) within five (5) business days after execution of the Spiro Director Agreement, 360,000 restricted stock units under the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), which shall vest monthly in equal installments over twelve (12) months, and (ii) after the first anniversary of the Spiro Director Agreement and for each year thereafter, within five (5) business days, $360,000 worth of restricted stock units under the Plan priced at the closing price of the applicable anniversary date, which shall vest monthly in equal installments over twelve (12) months. The Company also agreed to reimburse Mr. Spiro for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his duties for the Company.

On September 5, 2025, the Company entered into an independent director agreement with Mr. Stebbing (the “Stebbing Director Agreement”), pursuant to which the Company agreed to grant to Mr. Stebbing (i) within five (5) business days after execution of the Stebbing Director Agreement, 120,000 restricted stock units under the Plan, which shall vest monthly in equal installments over twelve (12) months, and (ii) after the first anniversary of the Stebbing Director Agreement and for each year thereafter, within five (5) business days, $120,000 worth of restricted stock units under the Plan priced at the closing price of the applicable anniversary date, which shall vest monthly in equal installments over twelve (12) months. The Company also agreed to reimburse Mr. Stebbing for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his duties for the Company.

On September 5, 2025, the Company also entered into indemnification agreements with Messrs. Spiro and Stebbing (the “Indemnification Agreements”), pursuant to which the Company agreed to indemnify Messrs. Spiro and Stebbing to the fullest extent permitted by law, maintain director and officer liability insurance, and agreed to advance or reimburse all expenses incurred by or on behalf of Messrs. Spiro and Stebbing in connection with any proceeding.

The foregoing summary of the terms and conditions of the Spiro Director Agreement, the Stebbing Director Agreement and the Director Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as exhibits hereto, which are incorporated herein by reference.

Appointment of Chief Investment Officer

On September 5, 2025, the Board appointed Marco Margiotta to serve as Chief Investment Officer of the Company. Below is certain biographical information regarding Mr. Margiotta.

Mr. Margiotta is a CPA with a proven record of building and scaling financial technology companies. He has served as the Chief Executive Officer of HoD since April 2025. Prior to joining the Company and HoD, he was Co-Founder & CEO of payments company Payfare Inc., which was later acquired by Fiserv, Inc., from October 2019 to March 2025.

Mr. Margiotta was appointed until his successor is duly elected and qualified. Mr. Margiotta was designated by HoD and appointed pursuant to the terms of the Purchase Agreements, which provide that, for so long as HoD continues to hold any shares of the Company’s class B common stock, in the event that Mr. Margiotta resigns, dies, or becomes disabled, HoD may, subject to the Board’s reasonable approval, nominate a replacement reasonably acceptable to the Board. There has been no transaction, nor is there any currently proposed transaction, between Mr. Margiotta and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On September 5, 2025, the Company entered into an executive consulting agreement (the “Consulting Agreement”) with Mr. Margiotta, pursuant to which Mr. Margiotta agreed to serve as Chief Investment Officer as an independent contractor. Pursuant to the Consulting Agreement, Mr. Margiotta is entitled to base compensation at the rate of $640,000 per year, payable monthly, and a discretionary annual performance bonus in the amount of $100,000 if the Company maintains a digital asset treasury strategy for six (6) months. In addition to such annual bonus, Mr. Margiotta will be entitled to receive an additional special bonus of $100,000 on the date that the Company’s digital asset treasury has total digital assets that are equal to, or in excess of, $100 million. In addition, the Company agreed to grant Mr. Margiotta 4,000,000 shares of restricted stock under the Plan within five (5) business days following the date that the number of available shares under the Plan is increased such that there are a sufficient number of shares available to make such grant. The Company will also be responsible for any travel or other costs or expenses incurred by Mr. Margiotta in connection with the performance of his services, provided that all such expenses must be documented and receive the Company’s prior written approval. The term of the Consulting Agreement is for three (3) years and it may be terminated by the Company with Cause (as defined in the Consulting Agreement) or by Mr. Margiotta for Good Reason (as defined in the Consulting Agreement). If the Company terminates the Consulting Agreement without Cause, or if Mr. Margiotta terminates the Consulting Agreement for Good Reason, any unvested restricted stock under any outstanding award agreement shall vest effective immediately and Mr. Margiotta shall continue to receive his base compensation for the remainder of the term. The Consulting Agreement includes customary representations, warranties and covenants, including with respect to confidentiality.

On September 5, 2025, the Company also entered into an indemnification agreement with Mr. Margiotta (the “Margiotta Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Margiotta to the fullest extent permitted by law, maintain director and officer liability insurance, and agreed to advance or reimburse all expenses incurred by or on behalf of Mr. Margiotta in connection with any proceeding.

The foregoing summary of the terms and conditions of the Consulting Agreement and the Margiotta Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as exhibits hereto, which are incorporated herein by reference.

CEO Employment Agreement

On September 5, 2025, the Company also entered into an executive employment agreement (the “Employment Agreement”) with Clayton Adams, the Company’s Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Adams is entitled to an annual base salary of $640,000, a signing bonus of $400,000 and a discretionary annual performance bonus of $100,000 if the Company maintains a digital asset treasury strategy for six (6) months. In addition to such bonuses, Mr. Adams will be entitled to receive an additional special bonus of $100,000 on the date that the Company’s digital asset treasury has total digital assets that are equal to, or in excess of, $100 million. In addition, the Company agreed to grant Mr. Adams 3,250,000 shares of restricted under the Plan within five (5) business days following the date that the number of available shares under the Plan is increased such that there are a sufficient number of shares available to make such grant. Mr. Adams is also eligible to participate in all employee benefit plans commensurate with his position. The term of the Employment Agreement is for three (3) years and shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year, unless either party provides written notice of its intention not to extend the term at least thirty (30) days prior to the end of the initial term or such one-year extension thereof. The Employment Agreement may be terminated by either party upon thirty (30) days’ prior written notice. If the Employment Agreement is terminated by Mr. Adams without Good Reason (as defined in the Employment Agreement) or by the Company with Cause (as defined in the Employment Agreement), then Mr. Adams shall be entitled to the following: (i) any accrued but unpaid base salary and accrued but unused vacation/paid time off (if such unused vacation time/paid time off is so required to be paid under the Company’s employment policies or applicable law); (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Adams, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (iii) such employee benefits (including equity compensation), if any, to which Mr. Adams may be entitled under the Company’s employee benefit plans as of the date of termination. If the Employment Agreement is terminated by Mr. Adams with Good Reason or by the Company without Cause, then Mr. Adams shall be entitled to the foregoing, and, subject to Mr. Adams’ compliance with certain agreements described in the Employment Agreement and his execution of a release of claims in favor of the Company, Mr. Adams will be entitled to receive the following: (i) a lump sum payment equal to the greater of (a) the balance of the base salary that Mr. Adams would have received through the remainder of the term of the Employment Agreement and (b) Mr. Adams’ base salary for one (1) year; (ii) a payment equal to (a) the full amount of the annual bonus and, (b) if the milestone associated with the special bonus has been achieved, but the special bonus has not yet been paid, the full amount of the special bonus, shall be paid; and (iii) all unvested restricted stock units granted under the Employment Agreement shall automatically vest and the treatment of any other outstanding equity awards shall be determined in accordance with the terms of the Plan and the applicable award agreements. The Employment Agreement also contains customary confidentiality provisions.

The foregoing summary of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the transactions described above, the Company is supplementing the business description and risk factors previously disclosed in its Annual Report on Form 10-K for the year ended June 30, 2025, and as supplemented by the Company’s subsequent periodic filings, with the following. References in this Item 8.01 to “we,” “us” or “our” are to the Company and its consolidated subsidiary.

Business Overview

Following the closing of the Offering, in addition to managing our cryptocurrency treasury operations, we will continue focusing on the development and production of cleaning products that produce pure aqueous ozone for professional, industrial, or home use as described in our Form 10-K for the fiscal year ended June 30, 2025 and other filings with the SEC.

Digital Asset Treasury Strategy — Dogecoin (DOGE)

Pursuant to the transactions described above, we will adopt a digital asset treasury strategy focused on Dogecoin. After paying off our preexisting debt and allocation of funds for our working capital, approximately $118 million of the net proceeds of the Offering will be allocated to fund the acquisition of Dogecoin and the establishment of our cryptocurrency treasury operations. Pursuant to the Asset Management Agreement and Strategic Advisory Agreement described above, we have established a multiyear advisory and asset-management program with the Asset Manager (which is a wholly-owned subsidiary of House of Doge Inc., the commercial arm of the Dogecoin Foundation) and 21Shares.

Dogecoin is the native digital asset of the Dogecoin blockchain, an open-source, proof-of-work network launched in 2013. Featuring one-minute block times, low transaction fees and an active global community, Dogecoin is widely used for low-value transfers, micropayments and “tipping” across social-media and gaming platforms.

Dogecoin employs an inflationary supply schedule under which its issuance is fixed at approximately 5 billion new Dogecoins each year. As of the date hereof, the circulating supply is approximately 150 billion Dogecoins, and average daily spot-market volume regularly exceeds US $600 million across major venues.

Current Parameters

•	Asset. Dogecoin (DOGE) only.

•	Source of Funds. A portion of the proceeds of the Offering.

•	Execution. Spot purchases or dollar-cost average purchases for cash on U.S. or foreign digital-asset venues that are (i) registered with the Financial Crimes Enforcement Network of the Treasury Department as money-service businesses or otherwise subject to Bank Secrecy Act / Anti-Money Laundering obligations and (ii) approved by the Asset Manager. The Asset Manager and 21 Shares will work with industry-recognized crypto exchanges on staking-like rewards and yield opportunities.

•	Asset Manager. Under the Asset Management Agreement, the Asset Manager will act as discretionary asset manager with authority to execute purchases, sales or transfers with respect to the Treasury Assets consistent with the investment strategy described in the Asset Management Agreement. 21Shares will provide non-discretionary advice, research and analytics support to the Asset Manager on behalf of the Company with respect to the Treasury Assets.

•	Custody. Dogecoins acquired will be held in segregated wallets at Bitstamp (by Robinhood), through BitGo as the third-party custodian under “cold” or hardware-secured storage. Private keys will be controlled exclusively by the custodian. We do not self-custody. The Board has authorized management to evaluate additional U.S.-regulated qualified custodians from time to time in order to diversify counterparty risk.

•	Use of Dogecoins. A utility-led strategy is underway to establish Dogecoin as a leading cryptocurrency optimized for payments, tokenization, and everyday use. In parallel, discussions with industry-recognized crypto exchanges are focused on introducing staking-like rewards and yield opportunities for treasury holdings, creating additional value for holders.

•	Reporting. Holdings will be measured at fair value in accordance with Accounting Standards Update (“ASU”) 2023-08, with changes in fair value reflected in earnings each reporting period. The Asset Manager and the Company shall cooperate in good faith to obtain information that can be provided to the Company as frequently as reasonably required by the Company, subject to any limitations imposed by the custodian.

•	Liquidity and Working-Capital Treatment. Dogecoin is not classified as cash or a cash equivalent for U.S. generally accepted accounting principles (“GAAP”) or NYSE American purposes. We will maintain a separate reserve of fiat cash sufficient to fund at least twelve (12) months of projected operating expenses to minimize or eliminate the need to sell Dogecoin holdings to meet any near-term obligations.

Rationale for Acquiring Dogecoins

The Board determined that accumulating Dogecoins is in the best interests of stockholders based on the following:

•	Liquidity and Market Depth. Dogecoin is among the most actively traded digital assets globally, with sophisticated U.S. dollar, euro and stable-coin markets that facilitate efficient entry and exit.

•	Community and Ecosystem Growth. Dogecoin maintains one of the largest, longest-standing grassroots communities in crypto. Ongoing technical work, including Dogecoin Improvement Proposals for faster synchronization and potential interoperability layers, could expand utility and long-term adoption.

•	Inflationary yet Predictable Supply. While Dogecoin’s supply is not capped, the fixed 5 billion-per-year issuance results in a declining percentage inflation rate, which the Board believes can make Dogecoin a stable medium for low-fee payments while still offering upside exposure to network growth.

•	Strategic Partnership. By partnering directly with a wholly-owned subsidiary of the commercial arm of the Dogecoin Foundation, the Company may benefit from such unique expertise and visibility into core-protocol road-maps, potential Layer-2 integrations and enterprise use cases (e.g., micro-billing for our sustainability and cleaning-technology customers).

Governance and Controls

All Dogecoin transactions will be executed by the Asset Manager under multi-signature authorization protocols that require dual approval. Position reconciliations are performed between custodian statements and internally maintained ledgers. The Company, together with external auditors, tests the design and effectiveness of digital-asset controls at least annually. Any deviation from Board mandates must be reported to the Audit Committee.

Risk Management Considerations

We recognize that the market price of Dogecoin is volatile, that the regulatory landscape remains unsettled, and that custodial, cybersecurity, market-liquidity, tax, and accounting risks could materially impact our results of operations. These risks, along with continued compliance with NYSE American listing standards, will be reassessed at regular Board meetings and re-evaluated before expansion of the strategy. See “Risk Factors” below for a description of the material risks that apply to our holdings of Dogecoin.

Forward-Looking Statements

We intend to continue refining our Dogecoin treasury strategy in response to market conditions, technological developments and regulatory guidance. Forward-looking statements herein are subject to risks detailed in the “Risk Factors” section of our periodic reports, including volatility in Dogecoin prices, evolving legal and tax treatment, counter-party exposure, and the potential need to liquidate digital assets under adverse conditions.

Risk Factors

Risks Related to Dogecoin Holdings

Dogecoin is a highly volatile asset, and significant fluctuations in its price may adversely affect our financial results, the market price of our securities, and our overall business.

The market price of Dogecoin has experienced, and is expected to continue to experience, extreme volatility. For example, Dogecoin soared from approximately $0.002 per coin in November 2020 to a historical high of approximately $0.74 per coin on May 8, 2021 and later retreated to approximately $0.05 in June 2022. A material decline in the value of Dogecoin would directly reduce the fair value of our treasury holdings, could require us to recognize material impairment or fair-value losses, and could negatively impact our net income and stockholders’ equity in any given period. The price of Dogecoin may be adversely affected by, among other factors:

•	changes in user, consumer, or investor sentiment toward Dogecoin or the wider digital asset industry;

•	negative publicity or social-media coverage, including on platforms that historically have driven Dogecoin trading activity or disassociation from influential public figures;

•	changes in consumer preferences and the perceived value or prospects of Dogecoin;

•	transactional activities such as (i) activities of highly active retail and institutional users, speculators and holders or (ii) actual or expected significant dispositions of Dogecoin by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection;

•	sales or anticipated sales of significant Dogecoin positions by large holders, including those required to liquidate assets in bankruptcy or enforcement proceedings;

•	a proposed or actual change of protocol for Dogecoin that may result in a ‘fork’ that may have a negative impact on the value or function of Dogecoin, and consequently, impacting the various players in Dogecoin’s network, including holders of Dogecoin;

•	competition from other blockchains, centralized exchanges or decentralized exchanges that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics;

•	competition from other digital assets that feature other more favored characteristics, are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•	macroeconomic conditions such as inflation, rising interest rates, recessionary pressures, or geopolitical conflict;

•	competition from other blockchains or digital assets that are perceived to have superior technological or economic characteristics;

•	transaction congestion and fees associated with processing transactions on the Dogecoin network;

•	disruption, failure, or suspension of Dogecoin trading venues, custodians, or payment processors; and

•	technological developments—such as advances in quantum computing—that could render the cryptography underlying the Dogecoin blockchain insecure or obsolete.

Any of these events could materially and adversely affect the value of our Dogecoin holdings and, in turn, the value of our class B common stock.

There is a possibility that Dogecoin may be classified as a “security.” Any classification of Dogecoin as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly concluded that Dogecoin is, or is not, a “security,” and no federal or state court has yet addressed Dogecoin’s status under the U.S. federal securities laws. Consequently, although we believe, based on our application of the analytical framework for digital assets first adopted by the Staff of the SEC’s Division of Corporation Finance in 2018 (the “2018 Digital Asset Framework”), other existing guidance, and relevant case law, that Dogecoin is not a security within the meaning of the federal securities laws and that registration of the Company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore unnecessary, a regulator or court could take a contrary view. Should any regulator or court determine that Dogecoin is a security, we could be compelled to register as an investment company under the Investment Company Act or otherwise alter our business in a manner that could be costly and disruptive.

We have instituted a robust, continuing process for analyzing the federal securities law status of Dogecoin and other digital assets as guidance evolves. In that process we rely on (i) the definitional elements of a “security” contained in the Securities Act and the Securities Exchange Act of 1934, as amended, (ii) seminal Supreme Court precedents such as SEC v. W.J. Howey Co. and Reves v. Ernst & Young, and (iii) interpretive materials, speeches, enforcement actions, and other public statements issued by the SEC and its staff, including the 2018 Digital Asset Framework. Our conclusion that Dogecoin is not a security rests, among other factors, on our determination that Dogecoin does not satisfy the investment-contract elements outlined in Howey when analyzed in light of the 2018 Digital Asset Framework and related SEC guidance. We accordingly view Dogecoin as not subject to the federal securities laws.

Nonetheless, application of the securities laws to any digital asset remains complex, highly fact-specific, and subject to ongoing regulatory and judicial development. Even if our present analysis is reasonable, it would not preclude the SEC, another regulator, or a court from reaching a different conclusion. If Dogecoin, or any other digital asset we hold, were ultimately deemed a security, we could face enforcement actions, private litigation, injunctions, cease-and-desist orders, and significant monetary penalties. We could also be required to register as an investment company under the Investment Company Act, register Dogecoin offerings or sales under the Securities Act, modify or limit our products and services, or cease certain operations altogether, any of which could materially and adversely affect our business, financial condition, results of operations, and prospects.

Because the application of the federal securities and similar laws to digital assets is still evolving and because market participants apply differing interpretations of the 2018 Digital Asset Framework and related guidance, other companies may reach conclusions about the security status of particular digital assets that differ from ours. If our competitors adopt approaches that allow them to engage in activities that we believe are impermissible or too risky under the 2018 Digital Asset Framework, they may obtain competitive advantages or revenue opportunities that are unavailable to us.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

The Investment Company Act is intended to protect investors (for example, by preventing insiders from managing investment companies to their benefit and to the detriment of public investors), and it requires an issuer primarily engaged in the business of investing, reinvesting or trading in securities to register as an investment company, unless a valid exemption applies. Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act since we believe Dogecoin is not an investment security. With respect to Section 3(a)(1)(A), we do not hold ourselves out as being engaged primarily or propose to engage primarily in the business of investing, reinvesting, or trading in securities within the meaning of such section. With respect to Section 3(a)(1)(C), we do not own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our stockholders will not have the regulatory protections provided to investors in investment companies.

Dogecoin and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC (“BlockFi”), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, maintaining our status as a non-investment company or reliance on Rule 3a-2 could require us to take actions to dispose of securities and/or acquire other assets, which dispositions or acquisitions could be required to take place under unfavorable market conditions and could result in the incurrence of losses, and could limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations.

If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act, including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons, likely would make it impractical for us to continue our business as contemplated, and would have a material adverse effect on our business, results of operations, financial condition, and prospects. In addition, if we were to become subject to the Investment Company Act, any violation of the Investment Company Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. In such an event, there would be no guarantee that we would be able to take actions to modify our operations to cease to be an investment company or to bring our operations into compliance with the Investment Company Act. Furthermore, any steps we are able to take to ensure future compliance with the Investment Company Act would not insulate us from liability for past violations. Any of these events could adversely affect our business, results of operations, financial condition, and prospects.

Dogecoin and other digital assets are subject to significant legal and regulatory uncertainty that could materially impact the price of Dogecoin and our ability to hold, transfer, or use Dogecoin.

Dogecoin and other digital assets face significant legal and regulatory uncertainty, which could materially impact their price and our ability to hold, transfer, stake, or use them. Regulators in the United States and abroad continue to re-evaluate and update laws and regulations governing digital assets, with agencies such as the SEC and the Commodity Futures Trading Commission (the “CFTC”) taking enforcement actions and proposing new rules. Although some high-profile enforcement actions have been dismissed, the risk of future proceedings remains, which could affect Dogecoin’s liquidity, value, or our ability to use it, and may result in substantial compliance costs.

Laws and regulations at the federal, state, and international levels are evolving rapidly. Recent years have seen new executive orders, agency guidance, enforcement actions, and legislative proposals aimed at clarifying the regulatory treatment of digital assets.  For example, the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was signed into law on July 18, 2025, establishing a federal regulatory framework for payment stablecoins in the United States which are digital assets used, or designed to be used, as a means of payment and are, among other things, convertible, redeemable or eligible for repurchase by the issuer for a fixed amount of monetary value. Under the GENIUS Act, only permitted entities may issue payment stablecoins in the United States, subject to certain exceptions or safe harbors adopted at the discretion of the Secretary of the Treasury. Although the GENIUS Act provides a level of regulatory clarity in the United States, it remains to be seen how many stablecoins will actually qualify as payment stablecoins. To the extent stablecoins with a significant market share do not qualify as payment stablecoins, the regulatory uncertainty and increased risk that comes with their use will remain and could have a significant impact on the digital asset ecosystem (including Dogecoin). On July 17, 2025, the House of Representatives passed the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) which would establish a market structure for digital assets, and, among other things, would divide regulatory authority between the SEC and the CFTC. However, until and unless the CLARITY Act (or comparable legislation) is enacted, existing uncertainty regarding Dogecoin’s regulatory status will persist.

It is impossible to predict whether or when additional laws, regulations, or court decisions will be adopted or how they will be interpreted. New or expanded regulations, enforcement actions, or adverse judicial decisions could restrict our ability to buy, sell, lend, stake, or otherwise use Dogecoin, subject us to liability, require registration or licensing, or increase compliance costs. As a result, our business, financial condition, and results of operations and the market price of our securities could be materially and adversely affected.

Our Dogecoin treasury strategy will likely subject us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions on regimes, including sanctions such as those imposed in response to the ongoing conflict between Russia and Ukraine. We plan to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and only acquire our Dogecoin through entities subject to anti-money laundering regulation and related compliance rules in the United States. Marco Margiotta, our Chief Investment Officer, will oversee compliance functions amongst other responsibilities, and we may elect to identify others to serve in compliance roles to ensure appropriate oversight and compliance for our digital asset treasury initiative. If we are found to have purchased any of our Dogecoin from bad actors that have used Dogecoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Dogecoin by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our Dogecoin holdings and/or may also consider pursuing strategies to create income streams or otherwise generate funds using our Dogecoin holdings, in each case, to the extent permitted by applicable law. These and any other Dogecoin-related transactions we may enter into, beyond simply acquiring and holding Dogecoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets (and, in particular, Dogecoin), as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Dogecoin.

In addition, private actors that are wary of digital assets (and, in particular, Dogecoin) or the regulatory concerns associated with digital assets (and, in particular, Dogecoin) have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of Dogecoin, signaling a reluctance to facilitate exposure to virtual currencies.

Our Dogecoin asset holdings may not be recognized as cash or financial assets under NYSE American listing standards, which could jeopardize our continued listing and adversely affect the liquidity and market price of our class B common stock.

Our holdings of Dogecoin assets may not be recognized as cash or cash equivalents or as financial assets for purposes of meeting NYSE American’s continued listing standards, which could adversely affect our ability to comply with such standards and result in the delisting of our class B common stock.

Under GAAP, digital assets such as Dogecoin are not recognized as cash or cash equivalents and are not considered financial assets for purposes of meeting regulatory capital, liquidity, or working capital requirements, including those required by NYSE American for continued listing. As a result, our Dogecoin holdings do not count toward our cash and working capital balances for purposes of NYSE American’s continued listing standards.

If the value of our Dogecoin holdings declines significantly, or if we are unable to access sufficient liquidity from other sources, we may be unable to meet our working capital requirements or NYSE American’s continued listing standards, which could result in the delisting of our class B common stock. Furthermore, any decrease in the fair value of Dogecoin below our carrying value could require us to incur a material impairment charge, which may negatively impact our reported stockholders’ equity and our ability to comply with NYSE American’s continued listing requirements. The inability to count Dogecoin holdings toward required cash or working capital balances may also limit our flexibility in managing our balance sheet and maintaining compliance with NYSE American’s rules, particularly during periods of digital asset price volatility or market instability.

If we are unable to meet NYSE American’s continued listing standards as a result of our Dogecoin holdings not being recognized as cash or financial assets, our class B common stock could be delisted, which would have a material adverse effect on the liquidity and market price of our securities.

Our Dogecoin treasury strategy could divert resources and attention away from our business of developing and manufacturing cleaning products that produce pure aqueous ozone for professional, industrial, or home use and adversely affect our operations.

We have recently adopted a new Dogecoin treasury strategy, pursuant to which we intend to raise significant capital and allocate a substantial portion of the proceeds to investments in Dogecoin, a blockchain-based digital asset. This strategy represents a material shift from our historical focus on the development and production of cleaning products that produce pure aqueous ozone for professional, industrial, or home use. As a result, a significant portion of our newly raised capital will be allocated to Dogecoin investments rather than to our legacy business operations. Allocating substantial resources to Dogecoin investments may divert financial and management attention away from our core cleaning solution business, potentially resulting in the underinvestment and production of cleaning products, and commercialization efforts. This could impair our ability to advance our product development or realize the anticipated benefits of our existing pipeline. In addition, the performance of our Dogecoin investments is subject to significant volatility and uncertainty, and there can be no assurance that these investments will generate positive returns or preserve capital. If our Dogecoin investments experience significant losses or fail to perform as expected, our overall financial condition and liquidity could be adversely affected, which may further limit our ability to fund our legacy operations.

Moreover, the strategic shift in capital allocation may create operational and strategic risks, including the potential for misalignment between our management team’s expertise and the requirements of managing digital asset investments, as well as possible negative perceptions among our stakeholders, including investors, partners, and regulators, regarding our commitment to our core legacy business. Any neglect or underinvestment in our legacy operations could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The Option Agreement with our chief executive officer could result in the disposition of the Legacy Business on terms that may not be favorable to the Company or our stockholders, create significant conflicts of interest, and adversely affect our financial condition and future prospects.

In connection with the Offering, we have entered into the Option Agreement with our Chief Executive Officer, Clayton Adams. Under the Option Agreement, beginning on the date that is one hundred eighty (180) days after the closing of the Offering and ending three years thereafter (subject to certain automatic extensions), Mr. Adams possesses an irrevocable unilateral right to elect, in his sole discretion and without any further action by our stockholders, to (i) cause us to spin-off all of our pre-existing Legacy Business, or (ii) purchase, or cause one or more designees to purchase, the Legacy Business from us for an option price that is subject to a post-closing cash adjustment and is required only to be supported by a third-party “fairness opinion.” Although consummating either alternative requires the approval of a majority of our independent directors and the receipt of certain regulatory and other third-party consents, the Option Agreement nonetheless presents a number of material risks to the Company and its stockholders, including the following:

•	Potential Loss of Legacy Business and Revenue Streams. If Mr. Adams exercises the option, we could permanently relinquish ownership of our Legacy Business, which currently represents our sole operating history, in exchange for consideration and terms that may prove inadequate relative to the value of those operations. Following either a spin-off or sale, our asset base, revenue profile and diversification would be materially reduced, leaving the Company almost entirely dependent on its digital asset treasury strategy and the performance of Dogecoin.

•	Uncertain and Potentially Insufficient Consideration. The option price for an outright sale will be negotiated only between Mr. Adams and the independent directors, need only be supported by a fairness opinion, and will be subject to downward post-closing adjustments if the Legacy Business does not hold a contractually specified level of cash. There is no assurance that the option price, or the implied valuation in a spin-off, will reflect the full fair market value of the Legacy Business or that the fairness opinion will adequately protect the interests of our unaffiliated stockholders.

•	Conflicts of Interest. Mr. Adams, as our Chief Executive Officer and a member of the Board, owes fiduciary duties to the Company, yet the Option Agreement affords him a personal opportunity to acquire or control the Legacy Business and to allocate up to 20% of the equity of any spin-off entity to himself, the Legacy Business management team, and other insiders. These dual roles may present inherent conflicts between Mr. Adams’s fiduciary duties to the Company and his personal financial interests in exercising the option on terms that are most favorable to him.

•	Dilution of Governance Rights in Spin-Off Scenario. If Mr. Adams elects the spin-off alternative, he will be entitled to designate a majority of the directors of the newly formed spin-off company and to serve as its Chief Executive Officer for at least one year, while the Company would have no continuing ownership or governance rights beyond its distribution of the spin-off company’s shares to existing stockholders. Accordingly, investors who retain the spin-off company’s shares will rely exclusively on Mr. Adams for the future strategic direction and performance of that entity.

•	Unpredictable Timing and Market Impact. Because Mr. Adams may exercise the option at any time during the three-year exercise window (subject to automatic extension under certain circumstances), the market cannot predict when, or if, the transaction will occur. Any announcement regarding the exercise of the option or the negotiation of transaction terms could create volatility in our stock price, disrupt our relationships with customers, suppliers, and employees of the Legacy Business, and adversely affect our ability to execute our strategic plans.

•	Operational Distractions and Costs. The Option Agreement obligates us to cooperate with Mr. Adams in effecting either a spin-off or sale, including undertaking potentially complex separation activities, negotiating definitive agreements, preparing financial statements of the Legacy Business, and obtaining numerous regulatory and third-party approvals. These efforts will require significant management attention and professional fees, which could divert resources from our core digital asset treasury initiative and negatively impact our operating results.

•	Regulatory, Tax, and Execution Risks. The spin-off is intended to qualify as tax-free under Section 355 of the Internal Revenue Code, and the sale is conditioned on various regulatory approvals. However, there is no assurance that the required approvals will be obtained on a timely basis, that the spin-off will achieve its intended tax-free treatment, or that unforeseen liabilities will not arise in connection with either transaction, any of which could result in additional costs, taxes or penalties borne by the Company or our stockholders.

The foregoing risks could individually or in the aggregate materially and adversely affect our financial condition, results of operations, cash flows and the value of your investment.

We face risks relating to the custody of Dogecoin, including the loss or destruction of private keys required to access Dogecoin and cyberattacks or other data loss relating to Dogecoin, including smart contract related losses and vulnerabilities.

We plan to hold our Dogecoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our Dogecoin among custodians, and our Dogecoin holdings may be concentrated with a single custodian. In light of the significant amount of Dogecoin held as part of our treasury strategy we anticipate that we may continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Dogecoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may not be available or may not utilize suitable wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Dogecoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services, we may need to enter into agreements that are less favorable or take other measures to custody our Dogecoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we will conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

Any insurance that may cover losses of our Dogecoin holdings may cover none or only a small fraction of the value of the entirety of our Dogecoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Dogecoin. Moreover, our use of custodians exposes us to the risk that the Dogecoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Dogecoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our Dogecoin. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Dogecoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Dogecoin is held. While the L1 blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Dogecoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Dogecoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Dogecoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities. The public nature of our treasury strategy may also increase the likelihood that malicious actors seek to make us and/or our counterparties a target.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Dogecoin. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of Dogecoin or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future. Certain employees or vendors may also be vulnerable to physical or psychological coercion, commonly referred to as “wrench attacks,” as well as scams and social engineering tactics intended to obtain access to passwords or private cryptographic keys, in order to then effectuate the unauthorized transfer or theft of digital assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Dogecoin holdings.

Because we only recently initiated our Dogecoin treasury strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from managing amounts of Dogecoin. The prices of digital assets have historically been subject to dramatic price fluctuations and are highly volatile. In December 2023, the Financial Accounting Standards Board issued ASU 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets,” which we are required to adopt under GAAP.

ASU 2023-08 requires us to measure our Dogecoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Dogecoin in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our Dogecoin holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Unrealized fair value gains on our Dogecoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The United States enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the Internal Revenue Service issued proposed regulations with respect to the application of the CAMT.

In connection with the implementation of our Dogecoin treasury strategy, we expect to adopt ASU 2023-08. ASU 2023-08 requires us to measure our Dogecoin holdings at fair value in our statement of financial position, with gains and losses from changes in the fair value of our Dogecoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include this ratable amount in addition to any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our anticipated adoption of ASU 2023-08, unless the IRA is amended or the proposed regulations with respect to CAMT, when finalized, are revised to provide relief (or other interim relief is granted), we could become subject to the CAMT in future tax years. If we become subject to the CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition. There are, however, significant net operating losses for federal and state tax purposes that may be utilizable to offset these potential future CAMT liabilities.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of Dogecoin.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of Dogecoin trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of Dogecoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of its June 5, 2023, complaint against Binance that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the digital asset market (and, in particular, the market for Dogecoin) is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital asset market than is commonly understood. Any actual or perceived wash trading in the digital asset market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Dogecoin.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Dogecoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Dogecoin and the broader digital asset ecosystem and greater volatility in the price of Dogecoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase and Binance, two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future. As the price of our listed securities may be significantly affected by the value of our Dogecoin holdings, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of our listed securities.

The concentration of our Dogecoin holdings could enhance the risks inherent in our Dogecoin treasury strategy.

The concentration of our Dogecoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of assets within our treasury, and the absence of diversification enhances the risks inherent in our Dogecoin treasury strategy. Any future significant declines in the price of Dogecoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Our Dogecoin holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to other markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Dogecoin at favorable prices or at all. As a result, our Dogecoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the Dogecoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Dogecoin or otherwise generate funds using our Dogecoin holdings, including in particular during times of market instability or when the price of Dogecoin has declined significantly. If we are unable to sell our Dogecoin, enter into additional capital raising transactions, including capital raising transactions using Dogecoin as collateral, or otherwise generate funds using our Dogecoin holdings, or if we are forced to sell our Dogecoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Pre-Funded Warrant issued on September 5, 2025
4.2	Placement Agent Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Maxim Group LLC on September 5, 2025
4.3	Placement Agent Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Curvature Securities, LLC on September 5, 2025
4.4	Strategic Advisor Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Dogecoin Ventures, Inc. on September 5, 2025
4.5	Strategic Advisor Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Dogecoin Ventures, Inc. on September 5, 2025
10.1	Form of Securities Purchase Agreement (Cash), dated September 1, 2025
10.2	Form of Securities Purchase Agreement (Cryptocurrency), dated September 1, 2025
10.3	Placement Agency Agreement, dated September 1, 2025, among CleanCore Solutions, Inc., Maxim Group LLC and Curvature Securities, LLC
10.4	Form of Registration Rights Agreement, dated September 1, 2025
10.5	Asset Management Agreement, dated September 5, 2025, among CleanCore Solutions, Inc., Dogecoin Ventures, Inc. and 21Shares US LLC
10.6	Strategic Advisor Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Dogecoin Ventures, Inc.
10.7	Option Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Clayton Adams
10.8	Independent Director Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Alexander Benjamin Spiro
10.9	Independent Director Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Tim Stebbing
10.10	Indemnification Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Alexander Benjamin Spiro
10.11	Indemnification Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Tim Stebbing
10.12	Executive Consulting Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Marco Margiotta
10.13	Indemnification Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Marco Margiotta
10.14	Executive Employment Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Clayton Adams
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer